Exhibit 99.1

Farmer Brothers Board of Directors Appoints New Chairman

NORTHLAKE, Texas, January 23, 2020 -- Farmer Bros. Co. (NASDAQ:FARM) (the “Company” or “Farmer Brothers”) today announced that its Board of Directors has named Christopher Mottern as Board Chairman, effective January 22, 2020. Mr. Mottern, who has served as a director on the Farmer Brothers Board since 2013, succeeds Randy Clark, who will continue to serve as a director of the Company.

Mr. Mottern was appointed to Farmer Brothers’ Board in 2013 and recently served as Interim Chief Executive Officer of Farmer Brothers from May 7, 2019 until October 31, 2019.

Mr. Mottern said, “I am honored to be appointed by my fellow directors to the role of Chairman of the Board, as we continue to execute on our turnaround strategy to position the Company for the long term. I want to thank Randy for his tremendous leadership and contributions to the Company during a period of significant transformation for Farmer Brothers. We are fortunate to have Randy remain on the Board, which will continue to benefit from his skills and experience.”

Mr. Clark said, “It has been a privilege to serve as the Company’s Chairman for the last four years. I look forward to continuing to work closely with Chris, along with the rest of the Board and management team to enhance Farmer Brothers’ operational and financial performance.”

In addition, Hamideh Assadi has resigned from the Board for personal reasons, effective immediately.

Mr. Mottern added, “On behalf of the Board and management team, I want to express our appreciation for Hami’s many contributions to the Company and years of distinguished service. We wish her the best in the future.”

Following these changes, the Board comprises seven people, six of whom are independent. The Board committee chairs are as follows: Allison Boersma, Chair of the Audit Committee; David Ritterbush, Chair of the Nominating & Governance Committee; Chuck Marcy, Chair of the Compensation Committee.

About Farmer Bros. Co.
Founded in 1912, Farmer Bros. Co. is a national coffee roaster, wholesaler, and distributor of coffee, tea, and culinary products. The Company's product lines include organic, Direct Trade and sustainably-produced coffee. With a robust line of coffee, hot and iced teas, cappuccino mixes, spices, and baking/biscuit mixes, the Company delivers extensive beverage planning services and culinary products to its U.S. based customers. The Company serves a wide variety of customers, from small independent restaurants and foodservice operators to large institutional buyers like restaurant and convenience store chains, hotels, casinos, healthcare facilities, and gourmet coffee houses, as well as grocery chains with private brand coffee and consumer-facing branded coffee and tea products, and foodservice distributors.

Headquartered in Northlake, Texas. The Company's primary brands include Farmer Brothers®, Artisan Collection by Farmer Brothers™, Superior®, Metropolitan™, China Mist® and Boyds®.

Forward-Looking Statements
Certain statements in this communication constitute “forward-looking statements.” When used in this communication, the words “will,” “expects,” “anticipates,” “estimates” and “believes,” and similar expressions and statements that are made in the future tense or refer to future events or developments, are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those in forward looking statements include, but are not limited to, the timing and success of our DSD restructuring plan, the Company’s success in consummating acquisitions and integrating acquired businesses, the impact of capital improvement projects, the adequacy and availability of capital resources

Exhibit 99.1

to fund the Company’s existing and planned business operations and the Company’s capital expenditure requirements, the relative effectiveness of compensation-based employee incentives in causing improvements in Company performance, the capacity to meet the demands of our large national account customers, the extent of execution of plans for the growth of Company business and achievement of financial metrics related to those plans, the ability of the Company to retain and/or attract qualified employees, the success of the Company’s adaptation to technology and new commerce channels, the effect of the capital markets as well as other external factors on stockholder value, fluctuations in availability and cost of green coffee, competition, organizational changes, the effectiveness of our hedging strategies in reducing price risk, changes in consumer preferences, our ability to provide sustainability in ways that do not materially impair profitability, changes in the strength of the economy, business conditions in the coffee industry and food industry in general, our continued success in attracting new customers, variances from budgeted sales mix and growth rates, weather and special or unusual events, as well as other risks described in this presentation and other factors described from time to time in our filings with the SEC.

These statements are based on management’s current expectations, assumptions, estimates and observations of future events and include any statements that do not directly relate to any historical or current fact; actual results may differ materially due in part to the risk factors set forth in our most recent annual, periodic and current reports filed with the SEC. Undue reliance should not be placed on the forward-looking statements in this communication, which are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements.

Contacts

Investor:
Joele Frank, Wilkinson Brimmer Katcher
Leigh Parrish, 212-355-4449